Exhibit 5.1
Bass, Berry & Sims PLC
Attorneys at Law

A PROFESSIONAL LIMITED LIABILITY COMPANY
315 Deaderick Street, Suite 2700

Nashville, Tennessee 37238-3001

(615) 742-6200
June 16, 2008
Luminex, Corporation.
12212 Technology Boulevard
Austin, Texas 78727
Re:      Shelf Registration of Luminex Corporation (the “Company”)
Ladies and Gentlemen:
     We have acted as counsel to the Company in connection with its filing of an automatic shelf Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering with the Commission the following Company securities:
1. Common stock, $0.001 par value per share (the “Common Stock”);
2. Preferred stock, $0.001 par value per share (the “Preferred Stock” and, together with the Common Stock to be sold by the Company, the “Stock”);
3. Senior debt securities (the “Senior Debt Securities”);
4. Subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); and
5. Warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities or Subordinated Debt Securities (the “Warrants”);
     The Senior Debt Securities, the Subordinated Debt Securities, the Common Stock, the Preferred Stock and the Warrants are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified principal amount (with respect to Debt Securities) or in an unspecified number (with respect to Common Stock, Preferred Stock or Warrants). Common Stock or Preferred Stock may be issuable upon conversion of Debt Securities, upon conversion of shares of Preferred Stock or upon exercise of Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in

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June 16, 2008
amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
     The Debt Securities may be issued pursuant to an Indenture between the Company and The Bank of New York Trust Company, N.A. or any other duly appointed bank or trust company as trustee (the “Indenture”).
     Warrants will be issued pursuant to a Warrant Agreement (the “Warrant Agreement”) between the Company and a bank or trust company as Warrant Agent.
     In connection with this opinion, we have examined signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents, records, certificates and other instruments as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
     In our examination of the foregoing documents, we have assumed that all documents we have received are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. We have also relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
     The opinions expressed below are limited to the state law of Tennessee, the General Corporation Law of the State of Delaware (which include applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and the federal laws of the United States of America. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “Blue Sky” laws, or (ii) state or federal antitrust laws.
     For purposes of the opinions expressed in paragraphs (2) and (3) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Restated Certificate of Incorporation, as amended and then in effect.
     For purposes of the opinions expressed in paragraphs (2) and (3) below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued

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June 16, 2008
shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Restated Certificate of Incorporation, as amended and then in effect.
     Based upon and subject to the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:
1. With respect to the Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-laws, each as amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Stock has been issued and sold as contemplated by the Registration Statement and a Prospectus Supplement and (v) the Company has received the consideration provided for in the Stock Authorizing Resolutions and such consideration per share is not less than the par value per share of the Stock, then (A) the Common Stock will be validly issued, fully paid and non-assessable, (B) the Preferred Stock will be validly issued, fully paid and nonassessable, and (C) if the Preferred Stock is convertible into Common Stock, the Common Stock, if and when duly issued upon the conversion of such Preferred Stock, will be validly issued, fully paid and nonassessable, as applicable.
2. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Debt Securities Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement and a Prospectus Supplement and (v) the Company has received the consideration provided for in the Debt Securities Authorizing Resolutions, (A) such Debt Securities will constitute valid and legally binding obligations of the Company subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and (B) if the Debt Securities are convertible into Common Stock or Preferred Stock, the Common Stock and Preferred Stock, if and when issued upon conversion of the Debt Securities, as the case may be, will be validly issued, fully paid and nonassessable.
3. With respect to the Warrants, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Warrants Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii)

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June 16, 2008
the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and a Prospectus Supplement and (vi) the Company has received the consideration provided for in the Warrants Authorizing Resolutions, then (A) the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and (B) the Debt Securities, the Common Stock or the Preferred Stock issuable upon exercise of the Warrants, assuming receipt by the Company of the consideration payable by the holders of the Warrants upon exercise thereof as provided in the Warrants and the applicable Warrant Agreement, the Debt Securities, Common Stock or Preferred Stock, as applicable, if and when duly issued upon such exercise, will be validly issued, fully paid and non-assessable.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Stock, Debt Securities and Warrants while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred or implied as to any other matters or beyond that expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission
Very truly yours,
/s/ Bass, Berry & Sims PLC